ARHAUS REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS
BOSTON HEIGHTS, Ohio (November 6, 2025)—Arhaus, Inc. (“Arhaus” or the “Company”) (NASDAQ: ARHS), a growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported third quarter 2025 results for the period ended September 30, 2025.
Third Quarter 2025 Highlights
•Net revenue increased 8.0% to $345 million, compared to the third quarter of 2024
•Gross margin increased 8.4% to $133 million, compared to the third quarter of 2024
•Selling, general and administrative expenses increased 4.1% to $117 million, compared to the third quarter of 2024
•Net and comprehensive income increased 23.1% to $12 million, compared to the third quarter of 2024
•Adjusted EBITDA increased 35.2% to $31 million, compared to the third quarter of 2024
•Comparable growth(1) of 4.1%
John Reed, Co-Founder and Chief Executive Officer, said:
“We delivered another strong quarter, with net revenue of $345 million, up 8.0% year-over-year—marking the highest third-quarter net revenue in our company’s history. This performance reflects the strength of our brand, the appeal of our product offering, and the disciplined execution of our long-term strategy.

Demand comparable growth(3) was 7.4%, supported by the success of our Fall 2025 Collection and continued client excitement across both core products and newness. September marked the highest total demand month in Arhaus’ history. This performance underscores our leadership in design, craftsmanship, and quality, and the resilience of our high-end client base.

We also continue to expand our Showroom footprint, opening our largest Traditional Showroom to date in Pasadena, California, and thoughtfully restoring a century-old building to honor its architectural heritage. This month, we’ll open our first Montana Showroom in Bozeman. These additions further strengthen our brand awareness and client engagement as we grow the Arhaus brand.

We’re navigating the current environment from a position of strength—debt-free, with ample liquidity. With a powerful brand, a proven model, and a talented team, we remain focused on finishing the year strong and delivering sustainable, long-term shareholder value.”

Business Highlights
Arhaus delivered strong third-quarter results, with net revenue of $345 million, an increase of 8.0%, setting a new record for the highest third-quarter net revenue in Company history. Growth was driven primarily by revenue contributions from new Showrooms openings, with the remainder due to increased demand for Arhaus products.

Comparable growth(1) was 4.1% in the third-quarter, reflecting healthy underlying client demand and strong operational execution across the Company’s distribution network. The Dallas Distribution Center, which was successfully brought in-house during the second-quarter, continues to ramp effectively, driving meaningful improvements in delivery performance. Ongoing investments in Arhaus’ distribution network and technology infrastructure are enhancing efficiency and strengthening the overall client experience.

Demand comparable growth(3) was 7.4% in the third-quarter, supported by the success of the Company’s Fall 2025 Collection and continued client demand for core and new product offerings. Year-to-date through the third quarter, Demand comparable growth(3) was 2.8%.

Showroom Highlights

At the end of the third quarter of 2025, Arhaus operated 103 Showrooms across 30 states and all four geographic regions. Through the third quarter, the Company completed 8 Total Showroom Projects(2), including 1 new opening, 6 relocations, and 1 renovation.

In October, the Company opened its largest Traditional Showroom to date in Pasadena, California, expanding its Southern California presence and marking its fifteenth Showroom in the state and fifth in the greater Los Angeles area. In November, Arhaus will open its first Montana Showroom in Bozeman, continuing its expansion across the Mountain West.

Inclusive of the two Traditional Showrooms referenced above, and an additional Outlet location that opened in Texas in October, Arhaus will have completed 11 Total Showroom Projects(2), year-to-date. The Company continues to expect to complete approximately 12 to 15 Total Showroom Projects(2) in 2025, consisting of 4 to 6 new openings and 8 to 9 relocations, renovations, or expansions.
Balance Sheet and Liquidity
As of September 30, 2025, the Company reported the following:
•No long-term debt.
•Cash and cash equivalents totaled $262 million.
•Net merchandise inventory of $329 million, a 10.7% increase from December 31, 2024 to September 30, 2025.
•Client deposits of $254 million, a 15.0% increase from December 31, 2024 to September 30, 2025.
•Net cash provided by operating activities totaled $128 million for the nine months ended September 30, 2025.
•Net cash used in investing activities was approximately $60 million for the nine months ended September 30, 2025. Company-funded capital expenditures(4) were approximately $43 million and landlord contributions were approximately $17 million.

Outlook
The Company is updating its full-year 2025 outlook, as reflected in the table below, raising the low end of its prior ranges while maintaining the high end. This update reflects the momentum Arhaus saw through the third quarter, while maintaining a measured stance on the upper end given continued macroeconomic uncertainty. This approach demonstrates both confidence in the Company’s execution and discipline in its outlook as Arhaus navigates a dynamic environment.

The Company is also providing fourth-quarter 2025 guidance for select financial metrics.

	Full-Year 2025	Q4 2025
Net revenue	$1.35 billion to $1.38 billion	$336 million to $366 million
Net revenue growth	6.2% to 8.6%	(3.3)% to 5.4%
Comparable growth(1)	0% to 2.5%	(7)% to 1%
Net income(5)	$58 million to $68 million	$6 million to $16 million
Adjusted EBITDA(6)	$135 million to $145 million	$25 million to $35 million

Other Estimates
Company-funded capital expenditures(4)	$65 million to $75 million
Depreciation & amortization	$47 million to $52 million
Fully diluted shares	~ 141 million
Effective tax rate	~ 26%
Showroom openings	4 to 6 new Showrooms
Total Showroom Projects(2)	12 to 15 Showroom Projects
(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(2) Total Showroom Projects is defined as the number of Showroom projects completed during the period, including new Showroom openings, strategic relocations, remodels, and expansions. The Company considers all Showroom projects integral to its long-term growth strategy, with each evaluated based on strategic relevance and expected return on investment.
(3) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(4) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(5) U.S. GAAP net income (loss).
(6) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest income, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
Conference Call
You are invited to listen to Arhaus’ conference call to discuss the third quarter 2025 financial results scheduled for today, November 6, 2025, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID number is 13748993.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.

About Arhaus
Founded in 1986, Arhaus is a growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 100 Showroom and Design Studio locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.
Investor Contact:
Tara Atwood-Saja
Vice President, Investor Relations
(440) 439-7700
invest@arhaus.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA and adjusted EBITDA as a percentage of net revenue, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted EBITDA to the most directly comparable financial measures prepared in accordance with U.S. GAAP below.
Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; challenges with the planning or implementation of our technology upgrades, including a new enterprise resource planning system; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; effects of new or proposed tariffs and changes to international trade policies and agreements; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain or disruptions due to geopolitical events such as acts of war and/or terrorism or other hostilities; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing Showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce sales channel and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$262,230	$197,511
Restricted cash	3,625	3,418
Accounts receivable, net	1,071	1,252
Merchandise inventory, net	328,728	297,010
Prepaid and other current assets	30,519	31,852
Total current assets	626,173	531,043
Operating right-of-use assets	384,692	322,302
Financing right-of-use assets	33,752	36,105
Property, furniture and equipment, net	310,356	282,520
Deferred tax assets	10,696	21,091
Goodwill	10,961	10,961
Other noncurrent assets	2,008	2,294
Total assets	$1,378,638	$1,206,316

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$69,511	$68,621
Accrued taxes	12,022	10,480
Accrued wages	21,385	11,538
Accrued other expenses	46,135	47,668
Client deposits	253,973	220,873
Current portion of operating lease liabilities	62,446	42,247
Current portion of financing lease liabilities	684	1,024
Total current liabilities	466,156	402,451
Operating lease liabilities, long-term	455,910	402,916
Financing lease liabilities, long-term	52,569	53,312
Other long-term liabilities	3,587	3,892
Total liabilities	$978,222	$862,571
Commitments and contingencies (Note 9)
Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 54,528,424 shares issued and 53,944,958 outstanding as of September 30, 2025; 53,788,036 shares issued and 53,514,062 outstanding as of December 31, 2024)	54	53
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of September 30, 2025; 87,115,600 shares issued and outstanding as of December 31, 2024)	87	87
Retained earnings	195,266	142,898
Additional paid-in capital	205,009	200,707
Total stockholders’ equity	400,416	343,745
Total liabilities and stockholders’ equity	$1,378,638	$1,206,316

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenue	$1,014,377	$924,096	$344,570	$319,133
Cost of goods sold	617,142	561,598	211,149	196,061
Gross margin	397,235	362,498	133,421	123,072
Selling, general and administrative expenses	328,534	304,085	117,014	112,401
Loss (gain) on disposal of assets	81	—	(27)	—
Income from operations	$68,620	$58,413	$16,434	$10,671
Interest income, net	(2,137)	(2,582)	(820)	(544)
Other income	(354)	(447)	(118)	(250)
Income before taxes	71,111	61,442	17,372	11,465
Income tax expense	18,945	14,186	5,154	1,542
Net and comprehensive income	$52,166	$47,256	$12,218	$9,923

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	140,635,317	139,990,522	140,829,409	140,166,990
Net and comprehensive income per share, basic	$0.37	$0.34	$0.09	$0.07
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	141,310,742	140,732,337	141,676,722	140,722,915
Net and comprehensive income per share, diluted	$0.37	$0.34	$0.09	$0.07

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Nine months ended
	September 30,
	2025	2024
Cash flows from operating activities
Net income	$52,166	$47,256
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	34,716	27,895
Amortization of operating lease right-of-use asset	31,358	27,432
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	21,842	19,859
Equity based compensation	6,344	5,352
Deferred tax assets	10,395	3,769
Amortization of cloud computing arrangements	1,905	1,206
Loss on disposal of property, furniture and equipment	81	—
Amortization and write-off of lease incentives	—	(80)
Changes in operating assets and liabilities
Accounts receivable	181	1,198
Merchandise inventory	(31,718)	(40,304)
Prepaid and other assets	(19)	(6,527)
Other noncurrent liabilities	(92)	224
Accounts payable	556	8,983
Accrued expenses	9,150	(8,096)
Operating lease liabilities	(42,427)	(23,071)
Client deposits	33,100	50,330
Net cash provided by operating activities	127,538	115,426
Cash flows from investing activities
Purchases of property, furniture and equipment	(59,751)	(88,686)
Proceeds from the sale of property, furniture and equipment	54	—
Net cash used in investing activities	(59,697)	(88,686)
Cash flows from financing activities
Principal payments under finance leases	(530)	(686)
Repurchase of shares for payment of withholding taxes for equity based compensation	(2,045)	(1,277)
Cash dividend payments	(340)	(70,144)
Net cash used in financing activities	(2,915)	(72,107)
Net increase (decrease) in cash, cash equivalents and restricted cash	64,926	(45,367)
Cash, cash equivalents and restricted cash
Beginning of period	200,929	226,305
End of period	$265,855	$180,938

Supplemental disclosure of cash flow information
Interest paid in cash	$3,773	$3,402
Interest received in cash	6,226	7,068
Income taxes paid in cash	14,046	16,001
Noncash investing activities:
Purchase of property, furniture and equipment in current liabilities	7,583	12,650

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Nine months ended		Three months ended
	September 30,		September 30,
	2025	2024	2025	2024
Net and comprehensive income	$52,166	$47,256	$12,218	$9,923
Interest income, net	(2,137)	(2,582)	(820)	(544)
Income tax expense	18,945	14,186	5,154	1,542
Depreciation and amortization	34,716	27,895	11,757	10,186
EBITDA	103,690	86,755	28,309	21,107
Equity based compensation	6,344	5,352	2,954	2,001
Other expenses (income) (1)	81	—	(27)	—
Adjusted EBITDA	$110,115	$92,107	$31,236	$23,108

Net revenue	$1,014,377	$924,096	$344,570	$319,133
Net and comprehensive income as a % of net revenue	5.1%	5.1%	3.5%	3.1%
Adjusted EBITDA as a % of net revenue	10.9%	10.0%	9.1%	7.2%

(1)Other expenses (income) represent costs and investments not indicative of ongoing business performance, such as loss (gain) on disposal of assets.